Joint Filer Information
                             ------------------------

Name:                            TCW/Latin America Private Equity Partners, L.P.

Address:                         200 Park Avenue, Suite 2100
                                 New York, New York 10166

Designated Filer:                TCW/CCI Holding LLC

Issuer:                          Convergence Communications, Inc.

Date of Event Requiring Statement:  10/18/99

Item 3:                          I

Item 4: Is sole member of TCW/CCI Holding LLC, owner of the Series C Preferred Stock.

Signature:                        /s/ Mario Baeza
                                 -----------------------
                                 Authorized Signatory
(122795DTI)